                                                                                                                                                                                                                                                                                                                                                                                                                                   Exhibit 5
Gary R. Henrie
Attorney at Law
Licensed and the States of Utah and Nevada
2510 E. Sunset Rd. Unit 5-779
Las Vegas, NV  89120

April 30, 2012

Organic Treehouse Ltd.
120 Somerset Drive
Suffern, NY  10901

Re:     Organic Treehouse Ltd., Registration Statement on Form S-1

Ladies and Gentlemen:

I have acted as special Nevada counsel for Organic Treehouse Ltd., a Nevada corporation (the "Company"), for the purpose of issuing this opinion letter in connection with the registration statement on Form S-1 (the "Registration Statement") to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.  The Registration Statement relates to the offering of 1,080,000 shares of the Company’s common stock by selling shareholders.

In rendering the opinion set forth below, I have reviewed: (a) the Registration Statement; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws; (d) certain minutes of the board of directors; and (e) such statutes, records and other documents as I have deemed relevant.  In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and conformity with the originals of all documents submitted to me as copies thereof and the truthfulness of statements set forth in such documents.  In addition, I have made such other examinations of law and fact, as I have deemed relevant in order to form a basis for the opinions hereinafter expressed.

Based upon the foregoing, I am of the opinion that the 1,080,000 shares of common stock to be sold by the selling shareholders are legally issued, fully paid and non-assessable and will remain legally issued, fully paid and non-assessable in the hands of any subsequent purchaser.  This opinion is based on Nevada general corporate law, all applicable Nevada statutory provisions and reported judicial decisions interpreting these laws.

Very truly yours,

/s/ Gary R. Henrie
_______________________________________
Gary R. Henrie, Esq.